EXHIBIT 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Completes Investment In FFS Holdings

Announces Change in Credit Facility

     CONCORD, NEW HAMPSHIRE, July 6, 2004 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) announced today that it has completed the previously announced investment of $3.5 million in FFS Holdings, Inc., the new parent company of Forethought Financial Services, Inc., a leading provider of pre-need insurance currently marketed through funeral homes and cemeteries. The investment includes voting and non-voting common shares, and represents approximately 6% of the voting common equity and approximately 8% of the total common equity of FFS Holdings.

     Hillenbrand Industries, Inc. and FFS Holdings announced the completion of the sale of Forethought Financial Services to FFS Holdings for $280 million on July 1. FFS Holdings was formed to acquire the shares of Forethought by The Devlin Group, led by Robert M. Devlin, former Chairman and CEO of American General Corp. In addition to Mr. Devlin, The Devlin Group is composed of several senior insurance industry executives, including William R. Berkley, Chairman and CEO of W.R. Berkley Corporation, Rodney A. Hawes, Jr., former Chairman and CEO of Life Re Corporation, Michael J. Poulos, former Chairman, President and CEO of Western National Corporation, and Douglas M. Schair, former Vice Chairman and Chief Investment Officer of Life Re Corporation. Mr. Schair, who is Vice Chairman and Chief Investment Officer of FFS Holdings and holds 18% of its voting shares, is also a member of the Board of Directors of Rock of Ages and holds 12% of its Class A common shares.

     Kurt Swenson, Chairman and CEO of Rock of Ages, said, "Forethought is a well-known and respected company in the industry. We congratulate The Devlin Group on the completion of this transaction and look forward to working closely with them for the benefit of Forethought, its customers and Rock of Ages."

     In connection with the FFS investment, the Company also announced that it has agreed with its long‑time lead lender, CIT Business Credit, to have CIT hold Rock of Ages' entire credit facility and reduce the facility on an interim basis to $30 million from $50 million. "We elected to reduce our credit line for the time being rather than maintain the original line at the higher cost that would have been required as a result of the change in the lending group. CIT has approved our FFS investment and the payment of the recent Eurimex judgment at the discretion of the Company. After the FFS investment, the total amount outstanding on our credit facility is approximately $16 million. We believe that the facility is adequate for our current requirements," Swenson said.

About Rock of Ages

Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Arbitration Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.